UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On August 20, 2021, Arcturus Therapeutics, Inc. (the “Company”) a wholly owned subsidiary of Arcturus Therapeutics Holdings Inc. (“Arcturus”), received notice from Providence Therapeutics, Inc. (“Providence”) to terminate the Amended and Restated Joint Venture, Research Collaboration and License Agreement, dated as of July 15, 2018 by and between the Company and Providence, attached as Exhibit 10.14 to Arcturus’ Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2018 (the “Agreement”). No termination penalties were incurred by the Company or Arcturus in connection therewith.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2021, Karah Parschauer notified the board of directors (the “Board”) of Arcturus Therapeutics Holdings Inc. (the “Company”) of her resignation from the Board and any associated committees of the Board, effective August 25, 2021. Ms. Parschauer, who is employed by Ultragenyx Pharmaceutical Inc. (“Ultragenyx”), had served on the Board since June 18, 2019 pursuant to the Equity Purchase Agreement, dated as June 18, 2019 (the “Equity Agreement”), between the Company and Ultragenyx, which was executed as part of a longer term ongoing collaboration between the Company and Ultragenyx.

As a result of recent stock sales by Ultragenyx, Ultragenyx no longer owns the number of shares of the Company’s common stock that automatically provides Ultragenyx the right under the Equity Agreement to have its nominee included in the annual slate of director nominees. Due to such decrease in ownership and in contemplation of such contractual terms, Ms. Parschauer tendered her resignation. The Company continues to pursue its collaboration with Ultragenyx and looks forward to working with Ms. Parschauer in her position as the General Counsel and Executive Vice President of Ultragenyx.

The Board intends to remain at six members until such time as it can identify and appoint a qualified replacement candidate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: August 26, 2021

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer